Earnings Release

Mastercard Incorporated Reports
First-Quarter 2017 Financial Results

•	First-quarter net income of $1.1 billion, or $1.00 per diluted share

•	First-quarter adjusted net income of $1.1 billion, or $1.01 per adjusted diluted share

•	First-quarter net revenue increase of 12%, to $2.7 billion

•	First-quarter adjusted gross dollar volume up 8% and purchase volume up 9%

•	VocaLink acquisition completed

Purchase, NY - May 2, 2017 - Mastercard Incorporated (NYSE: MA) today announced financial results for the first quarter 2017.

“We’re off to a very good start, with strong revenue and earnings growth driven by solid transaction and volume levels this quarter,” said Ajay Banga, Mastercard president and CEO. “We continue to execute well against our strategy, and by completing the VocaLink acquisition, we can now offer an even greater set of payment options to our customers. This deal redefines our opportunities and positions us favorably to capture new payment flows.”

Summary of Operating Results for the First Quarter Amounts in billions ($), except per share data	Q1 2017	Q1 2016	Increase / (Decrease)
Net revenue	$2.7	$2.4	12%
Operating expenses	$1.2	$1.1	12%
Operating income	$1.5	$1.3	12%
Operating margin	55.1%	55.1%	—
Effective income tax rate	26.9%	28.3%	(1.4) ppt
Net income	$1.1	$1.0	13%
Diluted earnings per share	$1.00	$0.86	16%

Summary of Non-GAAP Results for the First Quarter [1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q1 2017	Q1 2016	As adjusted	Currency-neutral
Net revenue	$2.7	$2.4	12%	12%
Adjusted operating expenses	$1.2	$1.1	11%	11%
Adjusted operating margin	55.6%	55.1%	0.5 ppt	0.3 ppt
Adjusted effective income tax rate	26.9%	28.3%	(1.4) ppt	(1.4) ppt
Adjusted net income	$1.1	$1.0	14%	13%
Adjusted diluted earnings per share	$1.01	$0.86	17%	17%
1 The Summary of Non-GAAP Results excludes the impact of the special item (“Special Item”). See Non-GAAP reconciliations on page 10 for further information on the Special Item, the impact of foreign currency and the reconciliation to U.S. GAAP reported amounts.

-more-

Mastercard Incorporated - Page 2

The following additional details are provided to aid in understanding Mastercard’s first quarter 2017 results, versus the year-ago period:

•	Net revenue growth increased 12% both as reported and on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, to 14.7 billion;

◦	An 8% increase in gross dollar volume, on a local currency basis and adjusting for the impact of recent EU regulatory changes, to 1.2 trillion; and

◦	An increase in cross-border volumes of 13% on a local currency basis.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 12%. Excluding the special item, total adjusted operating expenses increased 11% on a currency-neutral basis. The increase was primarily due to continued investments in strategic initiatives, as well as higher advertising and marketing spend.

•	Other income (expense) growth was mainly driven by higher interest expense related to the company’s debt issuance in November 2016.

•	The lower effective tax rate in the first quarter of 2017 was primarily due to a more favorable geographic mix of taxable earnings and a small net benefit from discrete items.

•	As of March 31, 2017, the company’s customers had issued 2.4 billion Mastercard and Maestro-branded cards.

Return of Capital to Shareholders

During the first quarter of 2017, Mastercard repurchased approximately 9 million shares at a cost of $1 billion and returned $238 million in dividends. Quarter-to-date through April 27, the company repurchased an additional 2.4 million shares at a cost of $272 million, which leaves $3.8 billion remaining under current repurchase program authorizations.

First-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its first-quarter financial results.

The dial-in information for this call is 877-201-0168 (within the U.S.) and 647-788-4901 (outside the U.S.), and the passcode is 89097079. A replay of the call will be available for 30 days and can be accessed by dialing 855-859-2056 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 89097079.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Mastercard Incorporated - Page 3

Non-GAAP Financial Information

The company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying tables.

The presentation of growth rates on a currency-neutral basis represent a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts in our operating results.

About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry. We operate the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone. Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	payments system-related legal and regulatory challenges (including interchange fees, surcharging and the extension of current regulatory activity to additional jurisdictions or products);

•	the impact of preferential or protective government actions;

•	regulation to which we are subject based on our participation in the payments industry;

•	regulation of privacy, data protection and security;

•	potential or incurred liability and limitations on business resulting from litigation;

Mastercard Incorporated - Page 4

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure);

•	the challenges relating to rapid technological developments and changes;

•	the impact of information security failures, breaches or service disruptions on our business;

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation);

•	the impact of our relationships with other stakeholders, including merchants and governments;

•	exposure to loss or illiquidity due to settlement guarantees and other significant third-party obligations;

•
the impact of global economic and political events and conditions (including global financial market activity, declines in cross-border activity, negative trends in consumer spending and the effect of adverse currency fluctuation);

•	reputational impact, including impact related to brand perception, account data breaches and fraudulent activity; and

•	issues related to acquisition integration, strategic investments and entry into new businesses.

For additional information on these and other factors that could cause Mastercard’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequent reports on Forms 10-Q and 8-K.

###
Contacts:
Investor Relations: Warren Kneeshaw or Jesal Meswani, investor.relations@mastercard.com, 914-249-4565
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153

Mastercard Incorporated - Page 5

MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share data)
Net Revenue	$2,734	$2,446
Operating Expenses
General and administrative	951	868
Advertising and marketing	170	135
Depreciation and amortization	92	95
Provision for litigation settlement	15	—
Total operating expenses	1,228	1,098
Operating income	1,506	1,348
Other Income (Expense)
Investment income	15	10
Interest expense	(39)	(20)
Other income (expense), net	(4)	(1)
Total other income (expense)	(28)	(11)
Income before income taxes	1,478	1,337
Income tax expense	397	378
Net Income	$1,081	$959

Basic Earnings per Share	$1.00	$0.86
Basic Weighted-Average Shares Outstanding	1,078	1,109
Diluted Earnings per Share	$1.00	$0.86
Diluted Weighted-Average Shares Outstanding	1,082	1,112

Mastercard Incorporated - Page 6

MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31, 2017	December 31, 2016
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$6,006	$6,721
Restricted cash for litigation settlement	543	543
Investments	1,654	1,614
Accounts receivable	1,553	1,416
Settlement due from customers	1,085	1,093
Restricted security deposits held for customers	984	991
Prepaid expenses and other current assets	1,060	850
Total Current Assets	12,885	13,228
Property, plant and equipment, net of accumulated depreciation of $625 and $603, respectively	748	733
Deferred income taxes	313	307
Goodwill	1,775	1,756
Other intangible assets, net of accumulated amortization of $1,007 and $974, respectively	702	722
Other assets	2,147	1,929
Total Assets	$18,570	$18,675
LIABILITIES AND EQUITY
Accounts payable	$680	$609
Settlement due to customers	822	946
Restricted security deposits held for customers	984	991
Accrued litigation	734	722
Accrued expenses	3,158	3,318
Other current liabilities	717	620
Total Current Liabilities	7,095	7,206
Long-term debt	5,216	5,180
Deferred income taxes	83	81
Other liabilities	538	524
Total Liabilities	12,932	12,991
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,377 and 1,374 shares issued and 1,056 and 1,062 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 18 and 19 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,191	4,183
Class A treasury stock, at cost, 321 and 312 shares, respectively	(17,980)	(17,021)
Retained earnings	20,263	19,418
Accumulated other comprehensive income (loss)	(863)	(924)
Total Stockholders’ Equity	5,611	5,656
Non-controlling interests	27	28
Total Equity	5,638	5,684
Total Liabilities and Equity	$18,570	$18,675

Mastercard Incorporated - Page 7

MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016 *
	(in millions)
Operating Activities
Net income	$1,081	$959
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	266	204
Depreciation and amortization	92	95
Share-based compensation	39	32
Tax benefit for share-based payments	—	(22)
Deferred income taxes	8	(20)
Other	9	(15)
Changes in operating assets and liabilities:
Accounts receivable	(120)	(87)
Income taxes receivable	(5)	(3)
Settlement due from customers	8	69
Prepaid expenses	(660)	(180)
Accrued litigation and legal settlements	13	6
Accounts payable	57	(75)
Settlement due to customers	(124)	(41)
Accrued expenses	10	27
Net change in other assets and liabilities	71	109
Net cash provided by operating activities	745	1,058
Investing Activities
Purchases of investment securities available-for-sale	(205)	(446)
Purchases of investments held-to-maturity	(377)	(60)
Proceeds from sales of investment securities available-for-sale	89	69
Proceeds from maturities of investment securities available-for-sale	151	55
Proceeds from maturities of investments held-to-maturity	320	80
Purchases of property, plant and equipment	(64)	(37)
Capitalized software	(30)	(38)
Other investing activities	(130)	(8)
Net cash used in investing activities	(246)	(385)
Financing Activities
Purchases of treasury stock	(962)	(1,357)
Dividends paid	(238)	(212)
Tax benefit for share-based payments	—	22
Tax withholdings related to share-based payments	(46)	(50)
Cash proceeds from exercise of stock options	19	4
Other financing activities	(10)	(2)
Net cash used in financing activities	(1,237)	(1,595)
Effect of exchange rate changes on cash and cash equivalents	23	69
Net decrease in cash and cash equivalents	(715)	(853)
Cash and cash equivalents - beginning of period	6,721	5,747
Cash and cash equivalents - end of period	$6,006	$4,894

* Reclassified to reflect the adoption of Accounting Standards Update No: 2016-09, Improvements to Employee
Share-Based Payment Accounting, which amends ASC Topic 718, Compensation - Stock Compensation.

Mastercard Incorporated - Page 8

MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended March 31, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$370	5.9%	7.5%	$252	8.9%	4,073	24.7%	$118	4.7%	1,258	639
Canada	34	17.0%	12.3%	32	13.2%	501	12.4%	2	-2.6%	6	52
Europe	312	-2.3%	1.4%	200	-3.1%	5,033	3.5%	112	10.4%	863	442
Europe Adj for Article 8			14%		16%		23%
Latin America	86	17.2%	15.3%	55	18.2%	1,732	16.8%	32	10.6%	252	170
Worldwide less United States	802	4.0%	6.0%	538	5.1%	11,340	12.7%	263	7.7%	2,379	1,304
WW Less US Adj for Article 8			11%		13%		22%
United States	380	2.0%	2.0%	324	2.4%	5,784	0.2%	56	0.2%	322	390
Worldwide	1,181	3.4%	4.7%	862	4.1%	17,124	8.1%	319	6.3%	2,701	1,693
Worldwide Adj for Article 8			8%		9%		14%
Mastercard Credit and Charge Programs
Worldwide less United States	445	5.6%	7.3%	407	7.5%	6,486	12.3%	38	5.2%	179	582
United States	178	5.4%	5.4%	170	4.9%	1,886	2.3%	8	16.1%	8	201
Worldwide	623	5.5%	6.8%	577	6.7%	8,371	9.9%	47	7.0%	187	783
Mastercard Debit Programs
Worldwide less United States	357	2.1%	4.3%	132	-1.6%	4,854	13.3%	225	8.2%	2,200	722
United States	201	-0.8%	-0.8%	154	-0.3%	3,899	-0.9%	48	-2.2%	314	189
Worldwide	558	1.0%	2.4%	286	-0.9%	8,753	6.6%	273	6.2%	2,514	910
	For the 3 months ended March 31, 2016
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$349	5.8%	12.9%	$232	11.7%	3,266	21.8%	$117	15.3%	1,206	565
Canada	29	-2.0%	8.6%	27	9.5%	446	13.4%	2	-4.6%	5	48
Europe	319	11.4%	18.3%	218	14.6%	4,865	23.5%	101	27.3%	814	409
Europe Adj for Article 8			20%		16%		26%
Latin America	74	-8.1%	15.1%	43	15.2%	1,483	10.7%	31	15.0%	240	165
Worldwide less United States	771	6.1%	15.1%	520	13.1%	10,060	20.4%	251	19.6%	2,265	1,186
WW Less US Adj for Article 8			16%		14%		21%
United States	372	9.9%	9.9%	316	10.3%	5,775	12.9%	56	7.2%	338	379
Worldwide	1,143	7.3%	13.4%	836	12.0%	15,834	17.6%	307	17.2%	2,603	1,565
Worldwide Adj for Article 8			14%		12%		18%
Mastercard Credit and Charge Programs
Worldwide less United States	421	—%	8.6%	385	9.3%	5,777	11.9%	36	1.4%	177	571
United States	169	11.4%	11.4%	162	11.1%	1,843	14.6%	7	19.0%	9	192
Worldwide	590	3.1%	9.4%	547	9.8%	7,620	12.5%	43	4.0%	186	763
Mastercard Debit Programs
Worldwide less United States	350	14.6%	24.1%	135	25.3%	4,283	34.3%	215	23.4%	2,088	615
United States	203	8.6%	8.6%	154	9.5%	3,932	12.1%	49	5.6%	330	186
Worldwide	553	12.3%	17.9%	289	16.4%	8,215	22.6%	263	19.7%	2,417	802

Mastercard Incorporated - Page 9

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 10

Non-GAAP Reconciliations
($ in millions, except per share data)

	Three Months Ended March 31, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share

Reported - GAAP	$1,228	55.1%	26.9%	$1,081	$1.00
Special Item [1]	(15)	0.5%	—%	10	0.01
Non-GAAP	$1,213	55.6%	26.9%	$1,091	$1.01

	Three Months Ended March 31, 2017 vs. Three Months Ended March 31, 2016
	Increase / (Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	12%	12%	- ppt	(1.4) ppt	13%	16%
Special Item [1]	—%	(1)%	0.5 ppt	- ppt	1%	1%
Non-GAAP	12%	11%	0.5 ppt	(1.4) ppt	14%	17%
Foreign currency [2]	—%	—%	(0.2) ppt	- ppt	—%	—%
Non-GAAP - currency-neutral	12%	11%	0.3 ppt	(1.4) ppt	13%	17%

Note: Table may not sum due to rounding.
1Special Item reflects a provision for litigation of $15 million ($10 million after tax, or $0.01 per diluted share), relating to a proposed settlement for Canadian merchant litigation.
2 Represents the foreign currency translational and transactional impact.

Mastercard Incorporated - Page 11

Article 8 Impacts on Europe and Worldwide GDV and Purchase Volume Growth Rates

	Growth (Local Currency)
	2015Q1	2015Q2	2015Q3	2015Q4	2016Q1	2016Q2	2016Q3	2016Q4	2017Q1	FY 2015	FY 2016
GDV
Europe as reported	15%	17%	17%	16%	18%	14%	5%	3%	1%	16%	10%
Europe normalized for Article 8	19%	20%	20%	18%	20%	19%	17%	16%	14%	19%	18%

Worldwide as reported	12%	13%	13%	13%	13%	12%	7%	5%	5%	13%	9%
Worldwide normalized for Article 8	13%	14%	14%	13%	14%	13%	10%	8%	8%	13%	11%

Purchase Volume
Europe as reported	13%	15%	15%	13%	15%	9%	(3)%	(3)%	(3)%	14%	4%
Europe normalized for Article 8	18%	19%	18%	16%	16%	16%	16%	16%	16%	18%	16%

Worldwide as reported	12%	12%	12%	12%	12%	9%	5%	4%	4%	12%	7%
Worldwide normalized for Article 8	13%	13%	13%	12%	12%	11%	9%	8%	9%	13%	10%

Note: Article 8 of the EU Interchange Fee Regulation which relates to card payments and which became effective June 9, 2016, states that a network can no longer charge fees on domestic EEA payment transactions that do not use its payment brand. Prior to that, Mastercard collected a de minimis assessment fee in a few countries, particularly France, on transactions with Mastercard co-badged cards if the brands of domestic networks (as opposed to Mastercard) were used. As a result, the non-Mastercard co-badged volume is no longer being included.

To aid in understanding the underlying trends in the business, the table above reflects adjusted growth rates for the impact of Article 8, by eliminating the related co-badged volumes in prior periods.